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                                                                    EXHIBIT 10.3

STATE OF GEORGIA
COUNTY OF GWINNETT


                                    AGREEMENT

                  THIS AGREEMENT, made and entered into this ____ day of __________, 19___, by and between OPTIO SOFTWARE, INC., a corporation of the State of Georgia (hereinafter called the "Company"), and _________________ (hereinafter called "Employee");

                              W I T N E S S E T H:

                  WHEREAS, the Company, has employed Employee as ______________ and considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company in the form of options to purchase common shares of the Company.

                  NOW, THEREFORE, IN CONSIDERATION OF Ten ($10.00) dollars paid in hand, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged the parties hereto do hereby agree as follows:

                  1. PURCHASE OF SHARES. Employee shall be permitted to purchase up to _______ shares of the common stock of the Company on __________ of each year this Agreement is in effect, up to a cumulative total of __________ shares. In the event that Employee fails to purchase the maximum number of sharers in any year, the excess number of unpurchased shares may be carried over to successive years and added to the number of shares otherwise available in such years.

                  2. PURCHASE PRICE. The purchase price for each share purchased pursuant to this Agreement shall be _____________ ($_____) cents per share.


                  3. TIME OF PURCHASE. Shares may be purchased at any time within thirty (30) days of the date specified in paragraph 1 hereof and the anniversaries thereof. At the time of purchase, Employee shall deliver to the Company the purchaser price for the shares and the Company shall make immediate delivery of such shares, provided that if any law or regulation requires the Company to take any action with respect to the shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

                  4. TERMINATION OF EMPLOYMENT. (a) In the event that Employee terminates his employment, whether by death, disability or otherwise, prior to being employed for seventy-two (72) consecutive months, he shall sell all of his shares of stock to the Company. The purchase price for the shares shall be the greater of: (1) the cost basis of the price in the shares; or (2) the book value of the shares as of the last day of the fiscal years of the Company immediately

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preceding or coinciding with the last day of employment. For purposes of this
Agreement, "book value" shall be such amount as determined by the certified public accountants of the Company in accordance with generally accepted accounting principles and in accordance with methods used in prior years. Such determination shall be conclusive on both the Company and Employee. The above notwithstanding, the purchase price for any shares purchased by Employee less that twelve (12) months prior to his last day of employment shall be his cost basis for the shares.

                  The Company shall purchase the shares within thirty (30) days following the last day of employment. The purchase price shall be paid in cash; provided, however, if the purchase price is in excess of $10,000.00, the Company shall have the right to purchase the same in installments with $10,000.00 to be paid at purchase and the balance to be paid in annual installments of $10,000.00 each with interest thereon at the rate of ten (10%) percent per annum.

                  (b) In the event that Employee terminates his employment after having been employed for seventy-two (72) consecutive months, he shall have the right to retain his shares or to sell them to the Company in accordance with the terms and conditions contained above. If the shares are retained, the Company shall have a right of first refusal with respect to their future disposition. Said right shall be exercisable as follows: Employee shall provide the Company with written notice of the name of the prospective purchaser and the terms of the purchase offer; the Company shall have thirty (30) days from receipt thereof to match the purchase offer; if the Company fails to match the purchase offer, Employee shall be permitted to sell his shares to the prospective purchaser.

                  5. RIGHTS PRIOR TO EXERCISE OF OPTION. The options granted herein are nontransferable by Employee and Employee shall have no rights as a shareholder in the option shares until payment of the option price and delivery to him of such shares as herein provided.

                  6. TRANSFER OF SHARES. Employee shall not assign, transfer or pledge any shares that he owns of the Company.


                  7. STOCK LEGEND. Each stock certificate issued hereunder shall bear the following legend:

                        "This certificate and the shares represented herein are subject to a transfer agreement with OPTIO SOFTWARE, INC., dated ____________________, 19___. No transfer of these shares may be made except in accordance with said Agreement. A copy of the Agreement may be examined at the office of the Corporation.

                  8. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.


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                  9. GOVERNING LAW. This Agreement shall be governed by and
interpreted in accordance with the laws of the State of Georgia.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                       OPTIO SOFTWARE, INC.


                                       By:
                                          ----------------------------------
                                           President



                                       -------------------------------------
                                       EMPLOYEE



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